Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (File Nos. 333-06199 and 333-34019) of Matrixx Initiatives, Inc., formerly Gum Tech International, Inc., of our report dated February 8, 2002, which appears on page F-2 of Matrixx Initiatives, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Post-Effective Amendment No. 1 to the Registration Statements.


ANGELL & DEERING
Certified Public Accountants
Denver, Colorado
October 29, 2002